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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: October 2, 1998



                               AUTOCAM CORPORATION



                             A Michigan Corporation
                         Commission File Number 0-19544
                  I.R.S. Employer Identification No. 38-2790152
                4070 East Paris Avenue, Kentwood, Michigan 49512
                            Telephone: (616) 698-0707


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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

Effective October 1, 1998, the Registrant, through its wholly-owned subsidiary, Autocam France SARL ("AF"), a French limited liability company, acquired the rights to all the outstanding common shares of Compagnie Financiere du Leman SA ("CFL"), a French holding corporation, which owns all of the equity interest of Frank & Pignard SA, a French corporation ("F&P") for 300 million French Francs ("FF"). The Registrant has agreed to pay a maximum additional amount of FF60 million based upon the ability of F&P to meet certain predetermined operating performance goals in 1999. The purchase was made from four principal shareholders that are related to one another, two operating entities they control, and three other unrelated F&P management personnel. The determination of the purchase price paid by the Registrant resulted from extensive negotiations between it and the principal shareholders of CFL.

F&P, located in Cluses, France, is a leading manufacturer of precision-machined metal components consisting primarily of power steering, diesel fuel injection and braking system components to leading global automotive manufacturers and their tier-one suppliers. F&P conducts operations in three facilities in and around Cluses. Through the stock purchase, AF acquired all the operating assets of F&P, which includes its machinery and equipment and leases of the manufacturing facilities. The Registrant intends to continue to employ these assets in the manufacture of precision-machined metal components. Key management, including the former Chief Executive Officer of F&P, are expected to continue employment subject to long-term employment agreements.

The purchase price was financed through a US$140 million credit facility with Comerica Bank, as agent, which includes a US$70 million five-year revolving credit facility, a FF281 million (US$50 million) five-year acquisition term note used directly to fund the purchase of F&P, and a FF112 million (US$20 million) six-year term note used to refinance existing F&P debt.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) & (b) Financial Statements of Business Acquired and Pro Forma Financial Information

The Registrant is unable to provide the required financial statements and related pro forma presentations at this time as the necessary information is still in the process of being compiled and audited. Management anticipates such information will be filed by amendment to this Form 8-K as soon as practical, but in no event later than December 16, 1998. (c)


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(d) Exhibits

Exhibit 2.1     Stock Purchase Agreement among Autocam Corporation, a
                Michigan corporation, Autocam France SARL, a French limited liability company, and the shareholders of Compagnie Financiere du Leman SA, a French holding corporation, which owns all of the equity interest of Frank & Pignard SA, a French corporation.

                Registrant hereby undertakes and agrees to furnish to the Commission upon request a complimentary copy of any exhibit or other schedule to Exhibit 2.1 hereto, all of which have been omitted from this filing pursuant to Regulation S-K Item 601(b)(2).


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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   October 14, 1998


                                   AUTOCAM CORPORATION
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                                   /s/ Warren A. Veltman
                                   ------------------------------------------
                                   Warren A. Veltman, Principal Financial and
                                   Accounting Officer

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                               INDEX TO EXHIBITS

EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

Exhibit 2.1     Stock Purchase Agreement among Autocam Corporation, a
                Michigan corporation, Autocam France SARL, a French limited liability company, and the shareholders of Compagnie Financiere du Leman SA, a French holding corporation, which owns all of the equity interest of Frank & Pignard SA, a French corporation.